 1Q15 Supplemental MaterialsApril 28, 2015  1  NYSE: MSL

 Energy Portfolio as of 03/31/2015 (*)  Collateral  Total $’s (Millions)  % of Energy Portfolio  # of Loans  # of Relationships  Avg $ per Relationship  Oil & Gas Extraction  $ 3.5  1.2%  69  66  $ 52,626  Account Receivables  42.7  14.8%  62  58  735,701  Barges, Crew Boats, Marine Vessels  77.7  27.1%  43  25  3,107,045  Equipment  76.9  26.7%  169  102  753,786  Commercial Real Estate  39.5  13.8%  63  50  791,927  CD Secured  21.1  7.3%  11  11  1,917,654  All Other  26.2  9.1%  215  176  148,764   Total  $ 287.6  100.0%  632  488  $ 589,302  *Includes loans where the borrower's ability to repay could be disproportionately impacted by prolonged low oil and gas prices  2  NYSE: MSL  $288 million in Energy Loans to 488 customersTop 10 Energy customers account for 40% of energy loans

 Past Due Energy Loans as of 03/31/15 (*)  Collateral  Portfolio Total $’s (Millions)  % of Energy Portfolio  Past Due Total $’s (Millions)  % of Energy Portfolio  0-29  30-59  60-89  90+  Non-Accruals  Oil & Gas Extraction  $ 3.5  1.2%  $ 0.2  0.1%  $0.13  $ --  $ --  $ --  $ 0.02  Account Receivables  42.7  14.8%  0.3  0.1%  0.33  --  --  --  0.01  Barges, Crew Boats, Marine Vessels  77.7  27.1%  2.7  0.9%  2.14  0.48  --  --  0.06  Equipment  76.9  26.7%  1.2  0.4%  1.24  --  --  --  --  Commercial Real Estate  39.5  13.8%  1.6  0.6%  0.77  0.82  --  --  --  CD Secured  21.1  7.3%  --  0.0%  --  --  --  --  --  All Other  26.2  9.1%  1.7  0.6%  0.88  0.15  0.03  --  0.64   Total  $ 287.6  100.0%  7.7  2.7%  $5.49  $1.46  $0.03  $ --  $ 0.73  *Includes loans where the borrower's ability to repay could be disproportionately impacted by prolonged low oil and gas prices  Accruing – Past Due ($millions)    > 30 days + nonaccruals = 0.77% of energy loans  3  NYSE: MSL

 Energy Loans by Risk Rating & Loan Type as of 03/31/15 (*)($’s in Millions)  Risk Rating  Rating #  C & I  R/E-Comm  CD Secured  Other  Total  % of Energy Portfolio  Prime  1  $ --  $ --  $ 20.8  $ --  $ 20.8  7.2%  Excellent  2  0.2  3.2  0.2  --  3.6  1.3%  Above Average  3  54.7  6.7  --  1.3  62.6  21.8%  Satisfactory  4  120.2  31.1  0.1  10.3  161.8  56.3%  Total Pass Rated    175.1  41.0  21.1  11.6  248.8  86.5%  Other Assets Special Mention  5  1.7  --  --  0.1  1.8  0.6%  Substandard  6  33.2  3.8  --  --  37.0  12.9%  Doubtful  7  --  --  --  --  --  0.0%   Total    $ 210.0  $ 44.7  $ 21.1  $ 11.8  $ 287.6  100.0%  *Includes loans where the borrower's ability to repay could be disproportionately impacted by prolonged low oil and gas prices  4  NYSE: MSL

 Energy Loans by Risk Rating & Collateral as of 03/31/15 (*)($’s in Millions)  Collateral  Pass  Other Assets Special Mention  Substandard  Doubtful  Total  % of Energy Portfolio  Oil & Gas Extraction  $ 3.4  $ --  $ --  $ --   $ 3.5  1.2%  Account Receivables  41.0  0.4  1.2  --  42.7  14.8%  Barges, Crew Boats, Marine Vessel  53.6  0.5  23.6  --  77.7  27.0%  Equipment  69.3  0.7  6.9  --  76.9  26.8%  Commercial Real Estate  37.9  --  1.6  --  39.5  13.8%  CD Secured  21.1  --  --  --  21.1  7.3%  All Other  22.5  0.1  3.6  --  26.2  9.1%   Total  $ 248.8  $ 1.8  $ 37.0  $ --  $287.6  100.0%  *Includes loans where the borrower's ability to repay could be disproportionately impacted by prolonged low oil and gas prices  5  NYSE: MSL

 Energy Loans by Type of Facility as of 03/31/15 (*)  Facility Type  Bal 03.31.15 ($’s in Millions)  % of Energy Portfolio  Bal 12.31.14 ($’s in Millions)  Net Change 1Q15  Revolving LOC  $ 59.9  20.8%  $ 77.2  $ (17.3)  Closed-End LOC   209.4  72.8%  171.5  ** 37.9  Other  18.3  6.4%  19.1  (0.8)  Grand Total  $ 287.6  100.0%  $ 267.8  $ 19.7  * Includes loans where the borrower's ability to repay could be disproportionately impacted by prolonged low oil and gas prices** Includes one CD secured loan i/a/o $20.0 million to energy related borrower  6  NYSE: MSL